Exhibit 99.(d)(2)

Effective: December 31, 2016

Schedule A

to the Investment Advisory Agreement between

Cavanal Hill Funds and Cavanal Hill Investment Management, Inc.

Name of Fund	Compensation*

Cavanal Hill U.S. Treasury Fund	Annual rate of five one-hundredths of one percent (0.05%) of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund	Annual rate of five one-hundredths of one percent (0.05%) of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Bond Fund	Annual rate of twenty one-hundredths of one percent (0.20%) of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Moderate Duration Fund	Annual rate of twenty one-hundredths of one percent (0.20%) of Cavanal Hill Moderate Duration Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund	Annual rate of twenty one-hundredths of one percent (0.20%) of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Limited Duration Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill Limited Duration Fund’s average daily net assets.

Cavanal Hill Multi Cap Equity Income Fund	Annual rate of forty one-hundredths of one percent (0.40%) of Cavanal Hill Multi Cap Core Equity Fund’s average daily net assets.

Cavanal Hill Active Core Fund	Annual rate of thirty-five one-hundredths of one percent (0.35%) of Cavanal Hill Active Core Fund’s average daily net assets.

Effective: December 31, 2016

Schedule A (continued)

to the Investment Advisory Agreement between

Cavanal Hill Funds and Cavanal Hill Investment Management, Inc.

Name of Fund	Compensation*

Cavanal Hill Mid Cap Core Equity Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Mid Cap Core Fund’s average daily net assets.
Cavanal Hill Opportunistic Fund	Annual rate of eighty-five one-hundredths of one percent (0.85%) of Cavanal Hill Opportunistic Fund’s average daily net assets.
Cavanal Hill World Energy Fund	Annual rate of sixty one-hundredths of one percent (0.60%) of Cavanal Hill World Energy Fund’s average daily net assets.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger

Name:	James L. Huntzinger

Title:	President

CAVANAL HILL INVESTMENT MANAGEMENT, INC.

By:	/s/ J. Brian Henderson

Name:	J. Brian Henderson

Title:	President

*All fees are computed daily and paid monthly.